EXHIBIT 99.1

Contact: Elise Eberwein
480/693-5729

FOR IMMEDIATE RELEASE: July 21, 2005

AMERICA WEST REPORTS SECOND QUARTER RESULTS
Airline Posts Quarterly Profit

Highlights include:

•	Net profit for the second quarter 2005 was $13.9 million or $0.29 per diluted share versus a net profit of $10.7 million or $0.20 per diluted share for the Company’s second quarter 2004. Excluding special items, the airline’s second quarter 2005 net income was $20.9 million or $0.41 per diluted share versus $3.5 million or $0.07 per share in the second quarter of 2004.

•	Passenger revenue per available seat mile (RASM) increased 11.9 percent compared to the same period last year, which was driven by a 6.5 percent increase in yield and a 4.0 point increase in load factor.

•	Operating cost per available seat mile (CASM) increased 12.2 percent to 8.58 cents from 7.65 cents from the same period last year, primarily driven by a 43.0 percent increase in average fuel price. CASM excluding fuel, fuel hedging and special items increased 2.7 percent to 6.17 cents from the same period last year.

•	Total cash, cash equivalents, short-term investments and restricted cash at the end of the Company’s second quarter 2005 was $413.9 million, of which $322.3 million was unrestricted.

     PHOENIX—America West Holdings Corporation (NYSE:AWA), parent company of America West Airlines, Inc., today reported second quarter 2005 net income of $13.9 million or $0.29 per diluted share. This compares to a net profit of $10.7 million or $0.20 per diluted share for the same period last year. The Company’s second quarter 2005 profit included a $2.7 million unrealized loss associated with the Company’s fuel hedging transactions and a $4.3 million loss on the sale and leaseback of an aircraft acquired during the period. The second quarter 2004 results included an unrealized gain on fuel hedging transactions of $7.2 million. Excluding these special items, the airline’s second quarter 2005 net income was $20.9 million or $0.41 per diluted share versus net income of $3.5 million or $0.07 per diluted share in the second quarter 2004. See the accompanying notes in the Financial Tables section of this press release for a reconciliation of Generally Accepted Accounting Principles (GAAP) financial information to non-GAAP financial information.

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Chairman and CEO Doug Parker stated, “We are pleased to report an improvement in year-over-year earnings despite a 43 percent increase in average fuel price. Our 14,000 employees did a terrific job of taking care of a record number of passengers and these results reflect their efforts. We are particularly pleased with our nearly 12 percent increase in passenger revenue per available seat mile, which we believe will be the greatest improvement by any major carrier.

“Our proposed merger with US Airways is well on track with $565 million of committed equity, Department of Justice approval and teams from both companies working diligently on integration. We continue to anticipate closing this important transaction in the fall.”

Revenue and Cost Performance

The airline’s operating revenues increased 20.0 percent to $833.0 million during its second quarter 2005 compared to the same period last year. Revenue passenger miles (RPMs) during the second quarter increased 8.0 percent to a record 6.4 billion on increased available seat miles (ASMs) of 2.7 percent. This resulted in a second quarter 2005 load factor of 82.3 percent versus the second quarter 2004 load factor of 78.3 percent. The increase in load factor, along with a 6.5 percent increase in the airline’s yield during its second quarter 2005, contributed to an 11.9 percent increase in RASM during the second quarter 2005 as compared to the same period last year.

The airline’s operating cost per available seat mile (CASM) increased 12.2 percent to 8.58 cents during its second quarter 2005, led primarily by a 43.6 percent increase in total fuel expenses. CASM excluding fuel, fuel hedging and special items increased 2.7 percent to 6.17 cents. On average, the airline paid $1.67 per gallon for fuel during the second quarter 2005, an increase of 43.0 percent over the per gallon price paid in the same period last year. The airline hedged approximately 58 percent of its fuel during its second quarter 2005, realizing gains on fuel hedging instruments of $11.4 million that reduced total fuel expense. Including these gains, the average net fuel price was $1.57 per gallon.

Chief Financial Officer Derek Kerr said, “While we are pleased with our revenue performance these improvements are not enough to offset the ongoing high price of fuel. Fuel expense for the quarter was the Company’s greatest expense item, exceeding even salaries and benefits for only the second time in Company history, and we do not see any signs of this trend altering itself in the foreseeable future.”

Liquidity

As of June 30, 2005, the Company had $413.9 million in cash and investments, of which $322.3 million was unrestricted.

Additional Marketing/Business Developments

•	Announced increased service between the U.S. and Jordan through its code-share agreement with partner Royal Jordanian Airlines.

•	Continued to grow Las Vegas by introducing service to six new markets: Bakersfield, Pittsburgh, Long Beach, Anchorage, Oklahoma City, and Monterey, Calif.

•	Celebrated a “Three-Peat” when FlightFund, the airline’s loyalty program, earned the Freddie Award’s “Best Elite Program” recognition for the third straight year.

•	Introduced a unique brand of in-flight entertainment with Cranium, Inc., which offers passengers fun and innovative games on video-equipped aircraft.

•	Partnered with Vegas.com to offer tickets to Las Vegas’ premier shows and LookTours.com, which offers activity packages for passengers’ vacations.

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Analyst Conference Call/Webcast Details

America West will conduct a live audio webcast of its earnings call today at 1:00 p.m. EDT, which will be available to the public on a listen-only basis at www.americawest.com <http://www.americawest.com> under the About AWA/Investor Relations tab. A replay of today’s call will be available in the About AWA/Investor Relations portion of the airline’s Web site through August 21, 2005.

America West Holdings Corporation is an aviation and travel services company. Wholly owned subsidiary America West Airlines is the nation’s second largest low-fare carrier with 14,000 employees serving approximately 60,000 customers a day in more than 90 destinations in the U.S., Canada, Mexico and Costa Rica.

Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding our outlook, expected fuel costs, the revenue environment, our expected 2005 financial performance and the proposed merger with US Airways Group, Inc. (“US Airways” and, together with America West Holdings Corporation, the “companies”). Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving the companies, including future financial and operating results, the companies’ plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the companies’ management and are subject to significant risks and uncertainties that could cause the companies’ actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the ability of the companies to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing, in the case of US Airways, or other financing; the ability of the companies to maintain adequate liquidity; the duration and extent of the current soft economic conditions; the impact of global instability caused by military actions, terrorism, disease outbreaks and natural disasters; limitations on the companies’ flexibility in responding to industry conditions due to high fixed costs and restrictions imposed by debt instruments; changes in prevailing interest rates; the ability to attract and retain qualified personnel; the ability of the companies to attract and retain customers; the cyclical nature of the airline industry; competitive practices in the industry, including significant fare restructuring activities by major airlines; the impact of historically high fuel prices; economic conditions; reliance on automated systems and the impact of any failure of those systems; labor costs; security-related and insurance costs; weather conditions; government legislation and regulation; relations with unionized employees generally and the impact and outcome of the labor negotiations; US Airways ability to continue as a going concern; US Airways’ ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by it from time to time; the ability of US Airways to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for US Airways to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of US Airways to obtain and maintain normal terms with vendors and service providers; US Airways’ ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 proceedings on US Airways’ liquidity or results of operations; the ability of US Airways to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of US Airways to fund and execute its Transformation Plan during the Chapter 11 proceedings and in the context of a plan of reorganization and thereafter; and other risks and uncertainties listed from time to time in the companies’ reports to the SEC. There may be other factors not identified above of which the companies are not currently aware that may affect matters discussed in the forward -looking statements, and may also cause actual results to differ materially from those discussed. The companies assume no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan of US Airways ultimately confirmed, can affect the value of the US Airways’ various prepetition liabilities, common stock and/or other equity securities. Accordingly, the companies urge that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities. Additional factors that may affect the future results of America West Holding Company and US Airways are set forth in their respective filings with the SEC, which are available at http://www.shareholder.com/americawest/edgar.cfm and http://investor.usairways.com/edgar.cfm, respectively.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed transaction, US Airways has filed a registration statement, including a proxy statement of America West, and other materials with the Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain free copies of the registration statement and proxy statement, as well as other filed documents containing information about US Airways and America West at http://www.sec.gov, the SEC’s website. Free copies of America West’s SEC filings are also available on America West’s website at http://www.shareholder.com/americawest/edgar.cfm, or by request to Investor Relations, America West Holdings Corporation, 111 West Rio Salado Pkwy, Tempe, Arizona 85281. Free copies of US Airways’ SEC filings are also available on US Airways’ website at http://investor.usairways.com/edgar.cfm or by request to Investor Relations, US Airways Group, Inc., 2345 Crystal Drive, Arlington, VA 22224.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION
America West, US Airways and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from America West’s stockholders with respect to the proposed transaction. Information regarding the officers and directors of America West is included in its definitive proxy statement for its 2005 Annual Meeting filed with the SEC on April 15, 2005. Information regarding the officers and directors of US Airways is included in its 2004 Annual Report filed with the SEC on Form 10-K on March 1, 2005. More detailed information regarding the identity of potential participants, and their interests in the solicitation, is set forth in the registration statement and proxy statement and other materials filed with the SEC in connection with the proposed transaction.

Financial Tables to Follow

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America West Holdings Corporation
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)
(unaudited)

	3 Months Ended	3 Months Ended	Percent	6 Months Ended	6 Months Ended	Percent
	June 30, 2005	June 30, 2004	Change	June 30, 2005	June 30, 2004	Change

Operating revenues:
Passenger	$654,893	$569,166	15.1	$1,230,306	$1,106,499	11.2
Express	129,426	85,466	51.4	232,782	158,117	47.2
Cargo	8,126	6,817	19.2	16,770	13,720	22.2
Other	40,752	32,709	24.6	76,151	65,149	16.9

Total operating revenues	833,197	694,158	20.0	1,556,009	1,343,485	15.8

Operating expenses:
Salaries and related costs	173,752	161,977	7.3	348,900	328,252	6.3
Aircraft rental	80,673	75,346	7.1	157,510	150,531	4.6
Rentals and landing fees	45,727	42,011	8.8	87,266	83,252	4.8
Aircraft fuel	191,006	132,977	43.6	342,869	247,189	38.7
Loss (gain) on fuel hedging instruments, net:
Realized	(11,344)	(2,297)	—	(22,879)	(5,197)	—
Unrealized	2,671	(7,188)	—	(46,277)	(4,692)	—
Agency commissions	6,710	6,253	7.3	12,264	13,003	(5.7)
Aircraft maintenance materials and repairs	49,359	52,350	(5.7)	97,347	102,404	(4.9)
Depreciation and amortization	11,587	12,587	(7.9)	23,447	26,378	(11.1)
Special charges, net	—	—	—	811	(600)	—
Express expenses
Fuel	44,304	23,644	87.4	76,662	41,097	86.5
Other	91,744	66,158	38.7	170,212	122,007	39.5
Other	116,731	104,525	11.7	227,521	198,957	14.4

Total operating expenses	802,920	668,343	20.1	1,475,653	1,302,581	13.3

Operating income	30,277	25,815	17.3	80,356	40,904	96.5

Nonoperating income (expenses):
Interest income	2,476	1,779	39.2	4,375	3,297	32.7
Interest expense, net	(19,736)	(19,237)	2.6	(38,715)	(38,989)	(0.7)
Gain on disposition of property and equipment	334	1,437	(76.8)	428	2,079	(79.4)
Other, net	557	867	(35.8)	1,041	1,807	(42.4)

Total nonoperating expenses, net	(16,369)	(15,154)	8.0	(32,871)	(31,806)	3.3

Income before income tax expense	13,908	10,661	30.5	47,485	9,098	—

Income tax expense	—	—	—	—	—	—

Net income	$13,908	$10,661	30.5	$47,485	$9,098	—

Earnings per share:
Basic	$0.39	$0.30	28.7	$1.32	$0.25	—

Diluted	$0.29	$0.20	46.1	$0.92	$0.17	—

Shares used for computation:
Basic	36,032	36,005	0.1	36,015	35,928	0.2

Diluted	53,553	52,020	2.9	62,551	52,070	20.1

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America West Airlines, Inc.
Consolidated Statements of Operations
(in thousands)
(unaudited)

	3 Months Ended	3 Months Ended	Percent	6 Months Ended	6 Months Ended	Percent
	June 30, 2005	June 30, 2004	Change	June 30, 2005	June 30, 2004	Change

Operating revenues:
Passenger	$654,893	$569,166	15.1	$1,230,306	$1,106,499	11.2
Express	129,426	85,466	51.4	232,782	158,117	47.2
Cargo	8,126	6,817	19.2	16,770	13,720	22.2
Other	40,582	32,539	24.7	75,811	64,809	17.0

Total operating revenues	833,027	693,988	20.0	1,555,669	1,343,145	15.8

Operating expenses:
Salaries and related costs	173,399	161,617	7.3	348,252	327,546	6.3
Aircraft rental	80,673	75,346	7.1	157,510	150,531	4.6
Rentals and landing fees	45,727	42,011	8.8	87,266	83,252	4.8
Aircraft fuel	191,006	132,977	43.6	342,869	247,189	38.7
Loss (gain) on fuel hedging instruments, net:
Realized	(11,344)	(2,297)	—	(22,879)	(5,197)	—
Unrealized	2,671	(7,188)	—	(46,277)	(4,692)	—
Agency commissions	6,710	6,253	7.3	12,264	13,003	(5.7)
Aircraft maintenance materials and repairs	49,359	52,350	(5.7)	97,347	102,404	(4.9)
Depreciation and amortization	11,587	12,587	(7.9)	23,447	26,378	(11.1)
Special charges, net	—	—	—	811	(600)	—
Express expenses
Fuel	44,304	23,644	87.4	76,662	41,097	86.5
Other	91,744	66,158	38.7	170,212	122,007	39.5
Other	115,469	103,779	11.3	225,518	197,591	14.1

Total operating expenses	801,305	667,237	20.1	1,473,002	1,300,509	13.3

Operating income	31,722	26,751	18.6	82,667	42,636	93.9

Nonoperating income (expenses):
Interest income	4,021	3,418	17.6	7,485	6,619	13.1
Interest expense, net	(21,448)	(20,948)	2.4	(42,118)	(42,410)	(0.7)
Gain on disposition of property and equipment	334	1,437	(76.8)	428	2,079	(79.4)
Other, net	557	867	(35.8)	1,041	1,807	(42.4)

Total nonoperating expenses, net	(16,536)	(15,226)	8.6	(33,164)	(31,905)	3.9

Income before income tax expense	15,186	11,525	31.8	49,503	10,731	—

Income tax expense	—	—	—	—	—	—

Net income	$15,186	$11,525	31.8	$49,503	$10,731	—

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America West Airlines, Inc.
Mainline Operating Statistics
(Excluding Express Operations)

	3 Months Ended	3 Months Ended	Percent		6 Months Ended	6 Months Ended	Percent
	June 30, 2005	June 30, 2004	Change		June 30, 2005	June 30, 2004	Change
Revenue passenger miles (in millions)	6,386	5,915	8.0		12,057	11,222	7.4
Available seat miles (ASM) (in millions)	7,755	7,552	2.7		15,057	14,904	1.0
Passenger load factor (percent)	82.3	78.3	4.0	pts	80.1	75.3	4.8	pts
Yield per revenue passenger mile (cents)	10.25	9.62	6.5		10.20	9.86	3.4
Passenger revenue per ASM (cents)	8.44	7.54	11.9		8.17	7.42	10.1
Total revenue per available seat mile (cents)	9.07	8.06	12.5		8.79	7.95	10.6

Passenger enplanements (in thousands)	5,752	5,343	7.7		10,924	10,241	6.7
Aircraft (end of period)	143	140	2.1		143	140	2.1
Average daily aircraft utilization (hours)	11.1	11.0	0.9		11.1	10.9	1.8
Block hours	143,365	139,202	3.0		279,862	275,880	1.4
Average stage length (miles)	1,037	1,058	(2.0)		1,030	1,047	(1.6)
Average passenger journey (miles)	1,681	1,692	(0.7)		1,653	1,644	0.5
Fuel consumption (gallons in millions)	114.5	113.9	0.5		221.7	222.4	(0.3)
Average fuel price (cents per gallon)	166.9	116.7	43.0		154.7	111.2	39.1
Average fuel price including realized gains on fuel hedging instruments, net (cents)	157.0	114.7	36.9		144.4	108.8	32.7
Average number of full-time equivalent employees	12,200	11,936	2.2		12,177	11,881	2.5

Operating cost per ASM (cents)	8.58	7.65	12.2		8.14	7.63	6.7
Operating cost per ASM excluding special items (cents)	8.49	7.74	9.7		8.39	7.67	9.4
Operating cost per ASM excluding special items, fuel and realized gains on fuel hedging instruments, net (cents)	6.17	6.01	2.7		6.27	6.04	3.8

The Company is using the term mainline to reflect operating statistics and financial measures associated with aircraft operated by America West.

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Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

The Company believes that the presentation of certain non-GAAP financial measures such as net income (loss) and CASM excluding special items is useful to investors because it is more indicative of the Company’s true recurring operating performance and more comparable to financial measures reported by other major airlines that are submitted to the Department of Transportation. The Company believes that the presentation of CASM excluding fuel and gains and losses on fuel hedging instruments is useful to investors because it provides the ability to monitor the airline’s cost performance absent fuel price volatility, which is subject to many economic and political factors and therefore beyond the Company’s control.

Reconciliation of Net Income Excluding Special Items

	3 Months Ended	3 Months Ended	6 Months Ended	6 Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
	(in millions except per share amounts)
Net income used to calculate basic earnings per share:
Net income as reported	$13.9	$10.7	$47.5	$9.1
Special items:
Special charges (1)	—	—	0.8	—
Revision of estimated special charges (2)	—	—	—	(0.6)
Loss on aircraft sale leaseback transaction (3)	4.3	—	8.0	—
Unrealized (gain) loss on fuel hedging instruments, net (4)	2.7	(7.2)	(46.3)	(4.7)

Net income, as adjusted for special items	$20.9	$3.5	$10.0	$3.8

Basic earnings per share	$0.39	$0.30	$1.32	$0.25
Special items:
Special charges	—	—	0.02	—
Revision of estimated special charges	—	—	—	(0.01)
Loss on aircraft sale leaseback transaction	0.12	—	0.22	—
Unrealized (gain) loss on fuel hedging instruments, net	0.07	(0.20)	(1.28)	(0.13)

Basic earnings per share, as adjusted for special items	$0.58	$0.10	$0.28	$0.11

Basic shares (in thousands)	36,032	36,005	36,015	35,928

Net income used to calculate diluted earnings per share:
Net income as reported	$13.9	$10.7	$47.5	$9.1
Interest expense on 7.5% convertible senior notes (5)	3.1	—	—	—
Interest expense on 7.25% senior exchangeable notes (5)	1.7	—	—	—
Special items:
Special charges (1)	—	—	0.8	—
Revision of estimated special charges (2)	—	—	—	(0.6)
Loss on aircraft sale leaseback transaction (3)	4.3	—	8.0	—
Unrealized (gain) loss on fuel hedging instruments, net (4)	2.7	(7.2)	(46.3)	(4.7)

Net income, as adjusted for interest expense and special items	$25.7	$3.5	$10.0	$3.8

Diluted earnings per share	$0.22	$0.21	$1.05	$0.17
Interest expense on 7.5% convertible senior notes (5)	0.05	—	—	—
Interest expense on 7.25% senior exchangeable notes (5)	0.03	—	—	—
Special items:
Special charges	—	—	0.02	—
Revision of estimated special charges	—	—	—	(0.01)
Loss on aircraft sale leaseback transaction	0.07	—	0.18	—
Unrealized (gain) loss on fuel hedging instruments, net	0.04	(0.14)	(1.03)	(0.09)

Diluted earnings per share, as adjusted for interest expense and special items	$0.41	$0.07	$0.22	$0.07

Diluted shares (in thousands):
Weighted average common shares outstanding	36,032	36,005	36,015	35,928
Assumed exercise of stock options and warrants	9,425	16,015	9,082	16,142
Assumed conversion of 7.5% convertible senior notes (5)	9,358	—	—	—
Assumed conversion of 7.25% senior exchangeable notes (5)	8,096	—	—	—

Diluted shares, as adjusted (in thousands)	62,911	52,020	45,097	52,070

Notes:

(1) The 2005 six-month period includes $0.8 million of special charges related to the final Boeing 737-200 aircraft which was removed from service in January 2005.

(2) The 2004 six-month period includes a credit of $0.6 million related to the revision of the estimated costs associated with the sale and leaseback of certain aircraft.

(3) The second quarter of 2005 includes a $4.3 million loss on the sale and leaseback of one new Airbus A320 aircraft acquired during the period. The 2005 six-month period includes a total of $8.0 million loss on the sale and leaseback of two new Airbus A320 aircraft acquired during the period.

(4) The 2005 second quarter and the 2005 six-month period includes a $2.7 million unrealized loss and $46.3 million unrealized gain, respectively, and the 2004 second quarter and the 2004 six-month period includes a $7.2 million and $4.7 million unrealized gain, respectively, resulting from mark-to-market accounting for changes in the fair value of the Company’s fuel hedging instruments.

(5) This reflects the use of the “if converted” method to incorporate convertible notes into the diluted earnings per share computation. Under this method, the convertible notes are assumed to have been converted at the beginning of the accounting period, or at their date of issuance, if later. Therefore, the interest expense, net of tax, that would not have been paid if the notes had been converted is recognized as an adjustment to net income. Concurrently, the number of shares are adjusted to assume conversion of the notes to shares.

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Reconciliation of Airline Operating Cost per ASM Excluding Special Items, Fuel and Realized Gains
on Fuel Hedging Instruments, Net — Mainline only

	3 Months Ended	3 Months Ended	6 Months Ended	6 Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
		(in thousands)

Total operating expenses	$801,305	$667,237	$1,473,002	$1,300,509
Less: Express expenses	(136,048)	(89,802)	(246,874)	(163,104)

Total mainline operating expenses	665,257	577,435	1,226,128	1,137,405

Special items:
Special charges	—	—	(811)	—
Revision of estimated special charges	—	—	—	600
Loss on aircraft sale leaseback transaction	(4,278)	—	(8,013)	—
Unrealized gain (loss) on fuel hedging instruments, net	(2,671)	7,188	46,277	4,692

Operating expenses, excluding special items	658,308	584,623	1,263,581	1,142,697

Fuel expense	(191,006)	(132,977)	(342,869)	(247,189)
Realized gains on fuel hedging instruments, net	11,344	2,297	22,879	5,197

	(179,662)	(130,680)	(319,990)	(241,992)

Operating expenses, excluding special items, fuel and realized gains on fuel hedging instruments, net	$478,646	$453,943	$943,591	$900,705

	3 Months Ended	3 Months Ended	6 Months Ended	6 Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
		(in cents)

Operating cost per ASM	$8.58	$7.65	$8.14	$7.63

Special items:
Special charges	—	—	(0.01)	—
Revision of estimated special charges	—	—	—	0.01
Loss on aircraft sale leaseback transaction	(0.06)	—	(0.05)	—
Unrealized gain (loss) on fuel hedging instruments, net	(0.03)	0.09	0.31	0.03

Operating cost per ASM, excluding special items	8.49	7.74	8.39	7.67

Fuel expense	(2.47)	(1.76)	(2.27)	(1.66)
Realized gains on fuel hedging instruments, net	0.15	0.03	0.15	0.03

	(2.32)	(1.73)	(2.12)	(1.63)

Operating expenses, excluding special items, fuel and realized gains on fuel hedging instruments, net	$6.17	$6.01	$6.27	$6.04

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America West Holdings Corporation
Condensed Consolidated Balance Sheets
(in thousands of dollars)
(unaudited)

	June 30, 2005	December 31, 2004
Assets

Current assets
Cash equivalents and short-term investments	$322,278	$275,742
Restricted cash	—	41,264
Other current assets, net	371,728	307,971

Total current assets	694,006	624,977

Property and equipment, net	684,203	656,535

Other assets
Investments in debt securities	—	30,000
Restricted cash	91,633	72,091
Other assets	134,975	91,661

Total assets	$1,604,817	$1,475,264

Liabilities and Stockholders’ Equity

Current liabilities
Current maturities of long-term debt	$119,276	$154,658
Other liabilities	653,278	510,058

Total current liabilities	772,554	664,716

Long-term debt, less current maturities	593,184	640,190
Deferred credits and other noncurrent liabilities	154,941	133,911
Stockholders’ equity	84,138	36,447

Total liabilities and stockholders’ equity	$1,604,817	$1,475,264

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